Exhibit 23.8 - Consent of Experts


BECKSTEAD AND WATTS, LLP
----------------------------
CERTIFIED PUBLIC ACCOUNTANTS
                                                         3340 Wynn Road, Ste. B
                                                            Las Vegas, NV 89102
                                                                   702.257.1984
                                                             702.362.0540 (fax)


January 31, 2003


To Whom It May Concern:

The firm of Beckstead and Watts, LLP, consents to the inclusion of our report of October 18, 2001 for the Financial Statements of Sosa, Inc. for the six months ending as of June 30, 2001 and March 29, 2000 (Date of Inception) to December 31, 2000; the inclusion of the report of November 15, 2002 on the Financial Statements of Sosa, Inc. for the nine months ending September 30, 2001 and for the period March 29, 2000 (Date of Inception) to September 30, 2002; and the inclusion of the report of January 31, 2003 for the Financial Statements of Sosa, Inc as of December 31, 2002, and the related Statement of Operations, Stockholders' Equity, and Cash Flows for the year then ended and for the period March 29, 2000 (Date of Inception) to December 31, 2002.

We hereby consent to the incorporation by reference of said reports of Sosa, Inc. on Amendment No. 9 to Form SB-2 (File No. 333-48566).

Signed,

/s/ Beckstead and Watts, LLP
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    Beckstead and Watts, LLP

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